Exhibit 16.1

October 24, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Security Intelligence Technologies, Inc., formerly known as Hipstlye.com, Inc.("the Company"), which we understand will be filed with the Commission, pursuant to item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 24, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


                                 /s/ Berenfeld, Spritzer, Shechter and Sheer


                               BERENFELD, SPRITZER, SHECHTER & SHEER